For Immediate Release

Contact:	Jon Safran Director, Investor Relations 713-209-8610 Jon.Safran@cooperindustries.com

Cooper Industries Reports Third Quarter Revenues Up 15 Percent;
Earnings from Continuing Operations of $1.08 Per Share, Including $.11 Per Share Gain From Discrete
Tax Items

Continuing Earnings Per Share Up 17 Percent to $.97, Excluding Unusual Items

HOUSTON, October 23, 2008 – Cooper Industries, Ltd. (NYSE: CBE) today reported third quarter 2008 earnings per share from continuing operations of $1.08 (diluted), compared with $.93 for the third quarter of 2007. Excluding discrete tax items, the third quarter 2008 earnings per share from continuing operations of $.97, including a favorable impact of a lower effective tax rate substantially offset by a pension plan curtailment, is 17 percent higher than prior year results of $.83 (excluding Belden income and legal matters). Third quarter 2008 revenues increased 15 percent to $1.73 billion, compared with $1.50 billion for the same period last year. For the third quarter of 2008, income from continuing operations excluding unusual items rose 12 percent to $170.9 million, compared with $153.1 million for the prior year’s third quarter.

“In the third quarter, we delivered strong core revenue growth of 7 percent supplemented by acquisitions, which contributed over 7 percent, as well as approximately 1 percent from currency translation. We are very pleased with our performance in light of the unprecedented market volatility that occurred late in the third quarter,” said Cooper Industries’ Chairman and Chief Executive Officer Kirk S. Hachigian.

As of September 30, 2008, the company’s debt net of cash and investments, which totaled only $944.1 million, to total capitalization was 24.3 percent compared to 24.8 percent at December 31, 2007. “We continue to forecast free cash flow to exceed recurring income for the eighth year in a row. Cooper’s consistent ability to deliver strong free cash flow and our conservative capital structure enable us to maintain a disciplined strategy of investing in growth, as well as returning capital to our shareholders throughout this period of volatile credit markets,” said Hachigian.

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Revenues for the first nine months of 2008 were $5.0 billion, a 15 percent increase from the $4.36 billion in revenues for the first nine months of 2007. For the first nine months of 2008, income from continuing operations excluding unusual items rose 13 percent to $487.1 million, compared with $430.1 million for the prior year’s first nine months. Earnings per share from continuing operations excluding unusual items were $2.75 or up 19 percent, compared with prior year’s $2.31.

As was previously announced on October 1, 2008, Cooper will not participate in the Federal Mogul Corporation Asbestos Trust and is instead proceeding under Plan B. Therefore, the Federal Mogul bankruptcy estate paid Cooper $141 million in early October. Cooper’s financial statements reflect the assets and liabilities related to the on-going activities under Plan B. As a result of these adjustments, the Company recognized an after-tax discontinued operations income of $16.6 million or $.09 per share in the third quarter of 2008.

Segment Results
Electrical Products segment revenues for the third quarter of 2008 increased 17 percent to $1.53 billion, compared with $1.30 billion in the third quarter 2007. Core revenues increased by over 8 percent with acquisitions contributing over 8 percent and currency translation contributing nearly 1 percent to the year-over-year growth. Segment operating earnings were $249.7 million, an increase of approximately 11 percent from $224.2 million in the prior year’s third quarter. Segment operating margin decreased 80 basis points to 16.4 percent for the third quarter of 2008, compared to the third quarter of 2007.

“The strong Electrical core revenue growth followed an outstanding third quarter in 2007, where core revenues increased 10 percent. Electrical margins pulled back from the second quarter levels which matched our best quarterly performance in over five years to 16.4 percent as a result of product mix, material price inflation and inventory production reductions,” said Hachigian.

The increase in revenues for the Electrical Products segment reflects strength in the industrial, utility and energy markets, with international market initiatives providing further growth for the third quarter of 2008. The continued softness in the U.S. residential markets and slowing in selected European markets partially offset the segment’s overall revenue growth.

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Tools segment revenues for the third quarter of 2008 were $201.7 million, up 1 percent from 2007 third quarter revenues of $199.4 million. Excluding the effects of currency translation, revenues for the quarter were approximately 3 percent lower than 2007 third quarter on declining North American aerospace, retail and automotive results and weaker European demand, partially offset by increased revenue in Asia and the rest of the world. Segment operating earnings were $24.1 million, up 10 percent from the third quarter 2007 levels of $22.0 million. Segment operating margin for the third quarter 2008 was 11.9 percent compared to 11.0 percent for the comparable prior year period.

Revenues for the first nine months of 2008 increased 5 percent to $600.5 million, compared with $574.2 million for the same period last year. Segment operating earnings for the nine months of 2008 declined to $63.6 million excluding severance related costs, compared to $65.4 million in the prior-year period.

Outlook
“I am proud that our Cooper Team continues to deliver in these uncertain times. We have a diversified portfolio and have demonstrated the ability to execute upon our strategic initiatives,” said Hachigian.

“The freezing of credit markets on top of the already slowing U.S. and European economies will impact demand for our products and services over the next six months and possibly longer. We have a strong management team in place, a strong balance sheet and outstanding cash flow that will enable us to weather the anticipated difficult economy ahead. In the fourth quarter we anticipate our customers reducing inventory levels and our manufacturing facilities to likewise operate at a lower level of production. While currently it is difficult to forecast the length and depth of a downturn, we are proactively implementing contingency plans that will reduce our cost structure, and expect to take a charge of $20 million to $22 million in severance expenses in the fourth quarter to reduce our workforce by over 1,000 employees and will also be taking charges for product line moves and other restructuring,” commented Hachigian.

“For 2008, we are now forecasting earnings per share from continuing operations to increase 14 to 17 percent to $3.58 to $3.67, exclusive of a fourth quarter charge and the $.11 tax benefits in 2008 and $.59 for unusual items in the prior year, with revenue growth in the range of 12 to 14 percent. For the fourth quarter of 2008, exclusive of a fourth quarter charge, we expect earnings per share from continuing operations of $.83 to $.92 with revenue growth in the range of 7 to 9 percent,” said Hachigian.

About Cooper Industries
Cooper Industries, Ltd. (NYSE: CBE) is a global manufacturer with 2007 revenues of $5.9 billion, approximately 87% of which are from electrical products. Founded in 1833, Cooper’s sustained level of success is attributable to a constant focus on innovation, evolving business practices while maintaining the highest ethical standards, and meeting customer needs. The Company has eight operating divisions with leading market share positions and world-class products and brands including: Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long-term growth trends including the global infrastructure build-out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2007, sixty percent of total sales were to customers in the industrial and utility end-markets and 34% of total sales were to customers outside the United States. Cooper, which has more than 31,500 employees and manufacturing facilities in 23 countries as of 2007, is incorporated in Bermuda with administrative headquarters in Houston, TX. For more information, visit the website at www.cooperindustries.com.

Comparisons of 2008 and 2007 third quarter results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s earnings outlook. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company’s products; 2) changes in raw material, transportation and energy costs; 3) the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans, and cost-control and productivity improvement programs; 4) any disruptions from manufacturing rationalizations and the implementation of the Enterprise Business System; 5) mergers and acquisitions, and their integration; 6) political developments; 7) changes in financial markets including currency exchange fluctuations; 8) changes in legislation and regulations including changes in the tax laws, tax treaties or tax regulations; 9) the timing and amount of share repurchases by the Company; and 10) the resolution of potential liabilities and insurance recoveries resulting from on-going Pneumo-Abex related asbestos claims.

Conference Call

Cooper will hold a conference call today at 12:00 noon EDT to provide shareholders and other interested parties an overview of the Company’s third quarter 2008 performance. Those interested in hearing the conference call may listen via telephone by dialing (888) 713-4217 using pass code 92792545, or over the Internet through the Investor Center section of the Company’s website, using the “Management Presentations” link. International callers should dial (617) 213-4869 and use pass code 92792545.

The conference call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company’s website under the heading “Management Presentations.”

Informational exhibits concerning the Company’s third quarter performance that may be referred to during the conference call will be available in the Investor Center section of the Company’s website under the heading “Management Presentations” prior to the beginning of the call.

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CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended September 30,
	2008	2007
	(in millions where applicable)
Revenues	$1,727.7	$1,501.3
Cost of sales	1,170.0	1,008.1
Selling and administrative expenses	307.8	276.7

Operating earnings	249.9	216.5
Income from Belden agreement	—	23.5
Interest expense, net	17.3	12.3

Income from continuing operations before income taxes	232.6	227.7
Income taxes	43.4	55.8

Income from continuing operations	189.2	171.9
Income related to discontinued operations (net of income taxes)	16.6	—

Net income	$205.8	$171.9

Net Income Per Common share:
Basic:
Continuing operations	$1.09	$.94
Discontinued operations	$.10	$—

Net Income	$1.19	$.94

Diluted:
Continuing operations	$1.08	$.93
Discontinued operations	$.09	$—

Net Income	$1.17	$.93

Shares Utilized in Computation of Income Per Common Share:
Basic	173.6 million	182.4 million
Diluted	175.7 million	185.5 million

PERCENTAGE OF REVENUES

	Quarter Ended September 30,
	2008	2007
Revenues	100.0%	100.0%
Cost of sales	67.7%	67.1%
Selling and administrative expenses	17.8%	18.4%
Operating earnings	14.5%	14.4%
Income from continuing operations before income taxes	13.5%	15.2%
Income from continuing operations	11.0%	11.5%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended September 30
Segment Information

	Quarter Ended September 30,
	2008	2007
	(in millions)
Revenues:
Electrical Products	$1,526.0	$1,301.9
Tools	201.7	199.4

Total	$1,727.7	$1,501.3

Segment Operating Earnings:
Electrical Products	$249.7	$224.2
Tools	24.1	22.0

Total Segment Operating Earnings	273.8	246.2
General Corporate Expense	23.9	29.7
Income from Belden agreement	—	23.5
Interest expense, net	17.3	12.3

Income from continuing operations before income taxes	$232.6	$227.7

	Quarter Ended September 30,
	2008	2007
Return on Sales:
Electrical Products	16.4%	17.2%
Tools	11.9%	11.0%
Total Segments	15.8%	16.4%

Impact of Unusual Items

	Income from
	Continuing			Continuing
	Operations		Income from	Operations
	Before	Income	Continuing	Income Per
	Income Taxes	Taxes	Operations	Common Share
				Basic	Diluted
Reported three months ended September 30, 2008	$232.6	$43.4	$189.2	$1.09	$1.08
Tax benefits – settlements	—	18.3	(18.3)	(.11)	(.11)

Excluding adjustments	$232.6	$61.7	$170.9	$.98	$.97

Reported three months ended September 30, 2007	$227.7	$55.8	$171.9	$.94	$.93
Income from Belden agreement and legal matters	(17.1)	1.7	(18.8)	(.10)	(.10)

Excluding adjustments	$210.6	$57.5	$153.1	$.84	$.83

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CONSOLIDATED RESULTS OF OPERATIONS

	Nine Months Ended September 30,
	2008	2007
	(in millions where applicable)
Revenues	$4,998.1	$4,359.0
Cost of sales	3,355.7	2,937.6
Selling and administrative expenses	923.7	801.2

Operating earnings	718.7	620.2
Income from Belden agreement	—	26.8
Interest expense, net	50.5	38.1

Income from continuing operations before income taxes	668.2	608.9
Income taxes	163.7	95.9

Income from continuing operations	504.5	513.0
Income related to discontinued operations (net of income taxes)	16.6	—

Net Income	$521.1	$513.0

Net Income Per Common share:
Basic:
Continuing operations	$2.88	$2.80
Discontinued operations	$.10	$—

Net Income	$2.98	$2.80

Diluted:
Continuing operations	$2.85	$2.75
Discontinued operations	$.09	$—

Net Income	$2.94	$2.75

Shares Utilized in Computation of Income Per Common Share:
Basic	175.0 million	183.0 million
Diluted	177.2 million	186.3 million

PERCENTAGE OF REVENUES

	Nine Months
	Ended September 30,
	2008	2007
Revenues	100.0%	100.0%
Cost of sales	67.1%	67.4%
Selling and administrative expenses	18.5%	18.4%
Operating earnings	14.4%	14.2%
Income from continuing operations before income taxes	13.4%	14.0%
Income from continuing operations	10.1%	11.8%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Nine Months Ended September 30
Segment Information

	Nine Months Ended September 30,
	2008	2007
	(in millions)
Revenues:
Electrical Products	$4,397.6	$3,784.8
Tools	600.5	574.2

Total	$4,998.1	$4,359.0

Segment Operating Earnings:
Electrical Products	$732.2	$631.6
Tools	56.0	65.4

Total Segment Operating Earnings	788.2	697.0
General Corporate Expense	69.5	76.8
Income from Belden agreement	—	26.8
Interest expense, net	50.5	38.1

Income from continuing operations before income taxes	$668.2	$608.9

	Nine Months Ended
	September 30,
	2008	2007
Return on Sales:
Electrical Products	16.6%	16.7%
Tools	9.3%	11.4%
Total Segments	15.8%	16.0%

Impact of Unusual Items

	Income from
	Continuing			Continuing
	Operations		Income from	Operations
	Before Income	Income	Continuing	Net Income Per
	Taxes	Taxes	Operations	Common Share
				Basic	Diluted
Reported nine months ended September 30, 2008	$668.2	$163.7	$504.5	$2.88	$2.85
Severance and currency related items	7.9	2.4	5.5	.03	.03
Tax benefits	—	22.9 -	(22.9)	(.13)	(.13)

Excluding adjustments	$676.1	$189.0	$487.1	$2.78	$2.75

Reported nine months ended September 30, 2007	$608.9	$95.9	$513.0	$2.80	$2.75
Income from Belden agreement and legal matters	(18.0)	1.4	(19.4)	(.10)	(.10)

Tax benefits – settlements and enacted rate changes	—	63.5	(63.5)	(.35)	(.34)

Excluding adjustments	$590.9	$160.8	$430.1	$2.35	$2.31

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	September 30,	December 31,
	2008	2007
	(in millions)
ASSETS
Cash and cash equivalents	$260.7	$232.8
Investments	35.6	93.7
Receivables	1,197.6	1,048.6
Inventories	716.1	643.7
Current discontinued operations receivable	158.5	—
Deferred income taxes and other current assets	168.4	284.2

Total current assets	2,536.9	2,303.0

Restricted cash	—	290.1
Property, plant and equipment, less accumulated depreciation	749.1	719.8
Goodwill	2,654.4	2,540.3
Long-term discontinued operations receivable	174.8	—
Other noncurrent assets	392.3	280.3

Total assets	$6,507.5	$6,133.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$32.9	$256.1
Accounts payable	588.7	533.1
Accrued liabilities	592.7	566.7
Current discontinued operations liability	50.7	179.1
Current maturities of long-term debt	—	100.1

Total current liabilities	1,265.0	1,635.1

Long-term debt	1,207.5	909.9
Postretirement benefits other than pensions	79.8	81.4
Long-term discontinued operations liability	772.6	330.0
Deferred income taxes and other long-term liabilities	235.4	335.2

Total liabilities	3,560.3	3,291.6

Common stock	1.7	1.8
Capital in excess of par value	—	85.7
Retained earnings	3,055.6	2,835.1
Accumulated other nonowner changes in equity	(110.1)	(80.7)

Total shareholders’ equity	2,947.2	2,841.9

Total liabilities and shareholders’ equity	$6,507.5	$6,133.5

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RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(PRELIMINARY)

	September 30,	December 31,
	2008	2007
	(in millions where applicable)
Short-term debt	$32.9	$256.1
Current maturities of long-term debt	—	100.1
Long-term debt	1,207.5	909.9

Total debt	1,240.4	1,266.1
Total shareholders’ equity	2,947.2	2,841.9

Total capitalization	$4,187.6	$4,108.0

Total debt-to-total-capitalization ratio	29.6%	30.8%
Total debt	$1,240.4	$1,266.1
Less: Cash and cash equivalents	260.7	232.8
Investments	35.6	93.7

Net debt	$944.1	$939.6

Total capitalization	$4,187.6	$4,108.0
Less: Cash and cash equivalents	260.7	232.8
Investments	35.6	93.7

Total capitalization net of cash	$3,891.3	$3,781.5

Net debt-to-total-capitalization ratio	24.3%	24.8%

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Nine Months Ended
	September 30,
	2008	2007
	(in millions)
Cash flows from operating activities:
Net income	$521.1	$513.0
Less: income related to discontinued operations	(16.6)	—

Income from continuing operations	504.5	513.0
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	106.8	87.7
Deferred income taxes	1.7	5.5
Excess tax benefits from stock options and awards	(8.6)	(19.6)
Changes in assets and liabilities(1)
Receivables	(123.4)	(161.9)
Inventories	(53.6)	(11.2)
Accounts payable and accrued liabilities	43.5	36.5
Other assets and liabilities, net	98.9	13.3

Net cash provided by operating activities	569.8	463.3

Cash flows from investing activities:
Proceeds from short-term investments	56.4	—
Proceeds from cash restricted for business acquisitions	290.1	—
Capital expenditures	(95.5)	(91.0)
Cash paid for acquired businesses	(270.8)	(194.5)
Proceeds from sales of property, plant and equipment and other	(0.9)	0.8

Net cash used in investing activities	(20.7)	(284.7)

Cash flows from financing activities:
Proceeds from issuance of debt	297.6	306.7
Debt issuance costs	(0.6)	(2.7)
Proceeds from debt derivatives	0.5	10.0
Repayments of debt	(380.0)	(303.0)
Dividends	(126.9)	(116.2)
Purchase of common shares	(325.2)	(274.8)
Excess tax benefits from stock options and awards	8.6	19.6
Proceeds from exercise of stock options	17.0	54.7

Net cash used in financing activities	(509.0)	(305.7)

Effect of exchange rate changes on cash and cash equivalents	(12.2)	11.0

Increase (decrease) in cash and cash equivalents	27.9	(116.1)
Cash and cash equivalents, beginning of period	232.8	423.5

Cash and cash equivalents, end of period	$260.7	$307.4

(1) Net of the effects of translation and acquisitions

Free Cash Flow Reconciliation

	Nine Months Ended
	September 30,
	2008	2007
	(in millions)
Net cash provided by operating activities	$569.8	$463.3
Less capital expenditures	(95.5)	(91.0)
Add proceeds from sales of property, plant and equipment and other	(0.9)	0.8

Free cash flow	$473.4	$373.1

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